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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT ("AGREEMENT"), dated as of July 26, 2005 (the "EFFECTIVE DATE") by and between AMIS Holdings, Inc., a Delaware corporation (the "COMPANY"), and Christine King ("EXECUTIVE").

      WHEREAS, the Board and Executive entered into an employment agreement dated as of August 15, 2001 which was amended and restated as of September 4, 2003 (the "PREVIOUS EMPLOYMENT AGREEMENT") pursuant to which Executive was employed as the Chief Executive Officer of the Company and as a member of the Board;

      WHEREAS, the Previous Employment Agreement will expire on December 31,
2005;

      WHEREAS, the Board and Executive wish to enter into this Agreement, which supercedes the Previous Employment Agreement;

      NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                           POSITION; TERM OF AGREEMENT

      Section 1.01 Position. (a) Executive shall continue service as Chief Executive Officer of the Company. While Executive is employed as Chief Executive Officer and subject to the Company's fiduciary duties, the Company shall recommend to the Company's Nominating & Corporate Governance Committee that she be nominated for re-election as a member of the Board at the expiration of each of her terms as a Board member.

      (b) As Chief Executive Officer, Executive shall have such duties and authority, consistent with such position as shall be determined from time to time by the Board.

      (c) During the Employment Term Executive will devote substantially all of Executive's business time to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that nothing herein shall be deemed to preclude Executive, subject to the prior written consent of the Board, from serving on any business, civic or charitable board, as long as such activities do not materially interfere with the performance of Executive's duties hereunder.

      Section 1.02 Term. Executive shall be employed by the Company for a period commencing on the Effective Date and, subject to earlier termination or extension as provided herein, ending on December 31, 2008 (the "EMPLOYMENT TERM").

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                                    ARTICLE 2
                            COMPENSATION AND BENEFITS

      Section 2.01 Base Salary. The Executive's annual base salary (the "BASE SALARY") currently is $500,000. Effective as of August 1, 2005, the Executive's Base Salary shall be increased to $550,000 payable in equal monthly installments or otherwise in accordance with the payroll and personnel practices of the Company from time to time. Thereafter, the Board shall review the Executive's Base Salary annually for possible increases in the sole discretion of the Board with consideration for the Executive's performance and market competitiveness.

      Section 2.02 Bonus. Subject to Executive's continued employment as contemplated hereby, with respect to each fiscal year all or part of which is contained in the Employment Term, Executive shall be eligible for an annual bonus, with a target bonus opportunity of 100% of Base Salary based on attainment of such goals as the Board and Executive may mutually determine. Specific details of the annual bonus shall be reviewed and approved by the Board annually, including the "minimum", "targeted", "exceeds", and "maximum" performance levels and associated bonus amounts.

      Section 2.03 Employee Benefits. (a) During the Employment Term Executive shall be eligible for employee benefits (including fringe benefits, vacation and health, accident and disability insurance, and retirement plan participation) no less favorable in the aggregate than those benefits made available generally to senior executives of the Company.

            (b) The Company shall pay for supplemental health care insurance for Executive with Blue Cross Blue Shield in an amount up to $12,000 per year during the Employment Term.

      Section 2.04 Office; Business and Travel Expenses. Executive's principal job location shall be at the Company's headquarters in Pocatello, Idaho. Reasonable travel, entertainment and other business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies as in effect from time to time.

      Section 2.05 Options. During calendar year 2005, the Company shall grant to Executive options to purchase 300,000 shares of Company common stock at an exercise price per share equal to the fair market value of a share of Company common stock on the date of grant. Such option shall have a 7-year term and shall become 25% vested on the first anniversary of such grant, with the balance vesting monthly over the 3-year period following such anniversary, subject to the Executive's continued employment on the applicable vesting date. Thereafter, the Board shall consider grants of equity on an annual basis and shall make decisions with respect thereto in the sole discretion of the Board with consideration for the Executive's performance and market competitiveness. All options granted by the Company to the Executive during the

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term of this Agreement shall become 100% vested upon a Change in Control.

                                    ARTICLE 3
                          CERTAIN TERMINATION BENEFITS

      Section 3.01 Certain Events. (a) A "QUALIFYING EVENT" means the involuntary termination of Executive's employment by the Company, including any termination as a result of the failure by the Company to cause the Employment Term under Section 1.02 hereof to be extended past the date set forth therein, other than (x) for Cause, or (y) by reason of Executive's death or Disability.

      (b) Each party hereto shall give to the other party 30 days prior written notice of such party's intent to terminate Executive's employment with the Company.

      Section 3.02 Right to Certain Benefits. In the event of any termination of employment during the Employment Term, Executive shall be entitled to receive from the Company either the relevant Severance Benefits to the extent and as described in Section 3.03, the relevant Separation Benefits to the extent and as described in Section 3.04, or the relevant Change of Control Severance Benefits to the extent and as described in Section 3.05, the case may be. The receipt of the Severance Benefits or the Change of Control Severance Benefits (other than Accrued Compensation and Accrued Benefits) shall be conditioned on the effectiveness of a general release of claims by the Executive in a form reasonably acceptable to the Company.

      Section 3.03 Benefits upon a Qualifying Event Other than a Change of Control Severance. Executive shall be entitled to the following benefits (the "SEVERANCE BENEFITS") upon a Qualifying Event other than a Change of Control
Severance:

      (a) The Company shall pay Executive as soon as practicable a lump sum, in cash, equal to Executive's earned but unpaid Base Salary and other vested but unpaid cash entitlements for the period through and including the date of termination of Executive's employment, including unused earned vacation pay and unreimbursed documented business expenses (collectively "ACCRUED COMPENSATION"). In addition, Executive shall be entitled to any other vested benefits earned by Executive for the period through and including the date of termination of Executive's employment under any other employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements, except as modified herein (collectively "ACCRUED BENEFITS").

      (b) Unless such Qualifying Event is the failure by the Company to cause the Employment Term under Section 1.02 hereof to be extended past the date set forth therein (in which case no amounts shall be payable pursuant to this clause
(b)), the Company shall pay Executive a cash payment in an amount equal to the sum of (x) two times the Base Salary in effect immediately prior to such Qualifying Event, and (y) two times the Target Bonus Opportunity for the year in which the Qualifying Event occurs. Said sum shall be paid to the Executive by the Company in twelve equal monthly installments with the first such payment being due no later than the 5th day following the date of the effectiveness of the release and the remaining payments being made

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over the next 11 months; provided that the Company may make such payments on a different schedule to comply with Section 409A of the Code.

      (c) All Options shall become 100% vested on the date of such termination and shall be exercisable by Executive during the 12-month period beginning on such date.

      Section 3.04 Separation Payments. Upon termination of employment other than upon a Qualifying Event, Executive shall be entitled to the benefits set forth below (the "SEPARATION BENEFITS"):

      (a) The Accrued Compensation;

      (b) The Accrued Benefits; and

      (c) Other than upon the Company's termination of Executive's employment for Cause, Executive shall be entitled to exercise, during the 12-month period beginning on the date of any such termination of employment, the then vested portion of the Options.

      Section 3.05 Change of Control Severance. The Executive shall be entitled to the following benefits (the "CHANGE OF CONTROL SEVERANCE BENEFITS") upon a Qualifying Event that occurs at any time within two years after a Change in Control (a "CHANGE OF CONTROL SEVERANCE"):

      (a) The Accrued Compensation;

      (b) The Accrued Benefits;

      (c) Unless such Qualifying Event is the failure by the Company to cause the Employment Term under Section 1.02 hereof to be extended past the date set forth therein (in which case no amounts shall be payable pursuant to this clause
(c)), the Company shall pay Executive a cash payment in an amount equal to the sum of (x) three times the Base Salary in effect immediately prior to such Qualifying Event, and (y) three times the Target Bonus Opportunity for the year in which the Qualifying Event occurs. Said sum shall be paid to the Executive within 90 days of the date of the Change of Control Severance; provided that the Company may make such payments on a different schedule to comply with Section 409A of the Code.

      (d) All Options shall become 100% vested on the date of such termination and shall be exercisable by Executive during the 12-month period beginning on such date.

                                    ARTICLE 4
                  CHANGE OF CONTROL, SUCCESSORS AND ASSIGNMENTS

      Section 4.01 Change of Control, Successors. Except in the event of a Change in Control, this Agreement shall not be assignable by the Company without the written consent of Executive. The Company will require any successor (whether by reason of a Change in Control,

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direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      Section 4.02 Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die or become disabled while any amount is owed but unpaid to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to Executive's devisee, legatee, legal guardian or other designee, or if there is no such designee, to Executive's estate. Executive's rights hereunder shall not otherwise be assignable.

                                    ARTICLE 5
                                  MISCELLANEOUS

      Section 5.01 Notices. Any notice required to be delivered hereunder shall be in writing and shall be addressed if to the Company, to:

            AMIS Holdings, Inc.
            2300 Buckskin Road
            Pocatello, Idaho 83201
      Fax:  208-234-6841
      Attn: Chief Financial Officer

      With a copy to:

            AMIS Holdings, Inc.
            2300 Buckskin Road
            Pocatello, Idaho 83201
      Fax:  208-234-6935
      Attn: Chairman of the Compensation Committee of the Board of Directors

      if to Executive, to Executive's last known address as reflected on the books and records of the Company; or, in each case, to such other address as such party may hereafter specify for the purpose by written notice to the other party hereto. Any such notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      Section 5.02 Dispute Resolution. (a) Except as provided in Section 5.15, each of Executive and the Company shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three arbitrators sitting in a location in Delaware, in

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accordance with the rules of the American Arbitration Association then in effect. Executive's election to arbitrate, as herein provided, and the decision of the arbitrators in that proceeding, shall be binding on the Company and Executive. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

      (b) Each party shall pay its own expenses of such arbitration or litigation and all common expenses of such arbitration or litigation shall be borne equally by Executive and the Company. Each party to an arbitration or litigation hereunder shall be responsible for the payment of its own attorneys' fees.

      Section 5.03 Unfunded Agreement. The obligations of the Company under this Agreement represent an unsecured, unfunded promise to pay benefits to Executive and/or Executive's beneficiaries, and shall not entitle Executive or such beneficiaries to a preferential claim to any asset of the Company.

      Section 5.04 Non-Exclusivity of Benefits. Unless specifically provided herein, neither the provisions of this Agreement nor the benefits provided hereunder shall reduce any amounts otherwise payable, or in any way diminish Executive's rights as an employee of the Company, whether existing now or hereafter, under any compensation and/or benefit plans (qualified or nonqualified), programs, policies, or practices provided by the Company, for which Executive may qualify; provided, however, that the Severance Benefits or the Change of Control Severance Benefits, as the case may be, shall be in lieu of any severance benefits under any such plans, programs, policies or practices. Vested benefits or other amounts which Executive is otherwise entitled to receive under any plan, policy, practice, or program of the Company (i.e., including, but not limited to, vested benefits under any qualified or nonqualified retirement plan), at or subsequent to the date of termination of Executive's employment shall be payable in accordance with such plan, policy, practice, or program except as expressly modified by this Agreement.

      Section 5.05 Employment Status. Nothing herein contained shall interfere with the Company's right to terminate Executive's employment with the Company at any time, with or without Cause, subject to the Company's obligation to provide Severance Benefits, the Change of Control Severance Benefits or the Separation Benefits, if any. Executive shall also have the right to terminate Executive's employment with the Company at any time without liability, subject only to the provisions hereof and Executive's obligations hereunder.

      Section 5.06 Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement nor shall the amount of any payment or benefit hereunder be reduced by any compensation earned by Executive as a result of employment by another employer.

      Section 5.07 Entire Agreement. This Agreement represents the entire agreement between Executive and the Company and its affiliates with respect to Executive's employment and/or severance rights, and supersedes all prior discussions, negotiations, and agreements concerning such rights, including the Previous Employment Agreement; provided, however, that any amounts payable to Executive hereunder shall be reduced by any amounts paid to Executive as

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required by any applicable federal, state or local law in connection with any termination of Executive's employment.

      Section 5.08 Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as are legally required to be withheld.

      Section 5.09 Waiver of Rights. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

      Section 5.10 Severability. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

      Section 5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

      Section 5.12 Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

      Section 5.13 Indemnification. The Company shall indemnify Executive (and Executive's legal representatives or other successors) to the fullest extent permitted by the Certificate of Incorporation and By-Laws of the Company as in effect at such time or on the Effective Date, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by Executive or Executive's legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which Executive (or Executive's legal representatives or other successors) may be made a party by reason of Executive's being or having been a director, officer or employee of the Company or any Subsidiary of the Company, or Executive's serving or having served any other enterprise as a director, officer, employee or fiduciary at the request of the Company.

      Section 5.14 Nondisclosure, Nonsolicitation, Noncompete, and Nondisparagement.

      (a) (i) Executive shall not (except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) disclose to any third person, whether during or subsequent to the Executive's employment with the Company, any trade secrets; customer lists; provider lists; product development and related information; marketing plans and related information; sales plans and related information;

premium or any other pricing information; operating policies and manuals; research; payment rates; methodologies; contractual forms; business plans; financial records; or other financial, commercial, business or technical information related to the Company or any Subsidiary or Affiliate of the Company unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement; provided, however, that this limitation shall not apply to any such disclosure made while the Executive is employed by the Company, any Subsidiary or Affiliate of the Company if such disclosure occurred in connection with the performance of Executive's job as an employee of the Company, any Subsidiary or Affiliate of the Company;

            (ii) Executive agrees that upon termination of Executive's employment with the Company for any reason, Executive will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or its Affiliates. Executive further agrees that Executive will not retain or use for Executive's account at any time any tradenames, trademark or other proprietary business designation used or owned in connection with the business of the Company or its Affiliates.

      (b) While employed by the Company and for one year after the termination of the Employment Term, Executive shall not, directly or indirectly,:

            (i) establish or engage in, whether alone or as a partner, officer, director, employee, consultant, agent, independent contractor, stockholder or equity owner of any company or business organization, any business, trade or occupation that is similar to, directly competitive with or providing goods or services to any aspect of business in which the Company is engaged or contemplates being engaged during the Employment Term (the "Competitive Business"); provided that this shall not prohibit a solely passive investment in securities in any corporation or other business entity whose securities are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System or other over-the-counter securities market so long as Executive does not beneficially own, directly or indirectly, 1% or more of the equity securities of any such corporation or business entity;

            (ii) induce or attempt to induce any employee of the Company, or of any Subsidiary or any Affiliate of the Company, to be employed or perform services elsewhere; or

            (iii) solicit or attempt to solicit the trade of any individual or entity which, at the time of such solicitation, is a customer of the Company, or of any Subsidiary or Affiliate of the Company, or which the Company, or any such Subsidiary or Affiliate is undertaking reasonable steps to procure as a customer at the time of or immediately preceding termination of employment; provided, however, that this limitation shall only apply to any product or service which is in competition with a product or service of the Company or any such Subsidiary or Affiliate.

      (c) Following the termination of the Executive's employment hereunder with the Company, Executive shall provide assistance to and shall cooperate with the Company and any Subsidiary or Affiliate of the Company, upon its reasonable request and at the per diem rate of

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$1,100, with respect to matters within the scope of the Executive's duties and responsibilities during employment, provided that any reasonable out-of-pocket expenses incurred in connection with any assistance Executive has been requested to provide under this provision for items including, but not limited to transportation, meals, lodging and telephone, shall be reimbursed by the Company. The Company agrees and acknowledges that it shall, to the maximum extent possible under the then prevailing circumstances, coordinate or cause a Subsidiary or Affiliate to coordinate any such request with the Executive's other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities.

      (d) Neither party will at any time (whether during or after termination of Executive's employment with the Company) knowingly make any statement, written or oral, or take any other action that would disparage or otherwise harm the other party, its business or reputation or, in the case of the Company, the reputation of any of its Affiliates or the officers and directors of any of them.

      Section 5.15 Material Inducement; Specific Performance.

      (a) If any provision of Section 5.14 is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, the Company and Executive agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such court shall reform such provision to make it enforceable in accordance with the intent of the parties.

      (b) Executive acknowledges that a material part of the inducement for the Company to provide the compensation provided herein is Executive's covenants set forth in Section 5.14 and that the covenants and obligations of Executive with respect to nondisclosure and nonsolicitation relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that, if Executive shall materially breach any of those covenants during or following termination of employment, the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post a bond) restraining Executive from committing any violation of the covenants and obligations contained in Section 5.14 and the Company shall have no further obligation to pay Executive any benefits otherwise payable hereunder. The remedies in the preceding sentence are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity as an arbitrator (or court) shall reasonably determine.

      Section 5.16 Employee Representation. The Executive expressly represents and warrants to the Company that the Executive is not a party to any contract or agreement and is not otherwise obligated in any way, and is not subject to any rules or regulations, whether governmentally imposed or otherwise, which will or may restrict in any way the Executive's ability to fully perform the Executive's duties and responsibilities under this Agreement.

                                    ARTICLE 6
                                   DEFINITIONS

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For purposes of this Agreement, the following terms shall have the meanings set forth below.

"Accrued Benefits" has the meaning accorded such term in Section 3.03(a).

"Accrued Compensation" has the meaning accorded such term in Section 3.03(a).

"Affiliate" and "Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act.

"Agreement" has the meaning accorded such term in the introductory paragraph of this Agreement.

"Base Salary" has the meaning accorded such term in Section 2.01.

"Beneficial Ownership." A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act.

"Board" means, the Board of Directors of the Company.

"Cause" means the occurrence of any one or more of the following:

      (a) Executive's willful and continued failure substantially to perform the duties of Executive's position as then in effect (other than as a result of incapacity due to physical or mental illness) which failure is not remedied within fifteen business days of written notice from the Company;

      (b) Executive's gross negligence or willful malfeasance in the performance of Executive's duties hereunder as then in effect;

      (c) Executive's breach of any of the covenants continued in Section 5.14;
      or

      (d) Executive's commission of an act constituting fraud, embezzlement, or any other act constituting a felony.

For purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by Executive not in good faith and without reasonable belief that such action or failure to act was in the best interests of the Company.

"Change of Control" means (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other

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property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or (v) at least fifty percent (50%) of the Board ceases to consist of the individuals on the Incumbent Board.

"Change of Control Severance" has the meaning accorded such term in Section 3.05 of this Agreement.

"Change of Control Severance Benefits" has the meaning accorded such term in
Section 3.05 of this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" has the meaning accorded such term in the introductory paragraph of this Agreement.

"Disability" means Long-Term Disability, as such term is defined in the Disability Plan.

"Disability Plan" means the long-term disability plan (or any successor disability and/or survivorship plan adopted by the Company) in which Executive participates, as in effect immediately prior to the relevant event (subject to changes in coverage levels applicable to all employees generally covered by such
Plan).

"Effective Date" has the meaning accorded such term in the introductory paragraph of this Agreement.

"Employment Term " has the meaning accorded such term in Section 1.02.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Executive" has the meaning accorded such term in the introductory paragraph of this Agreement.

"Incumbent Board" means the individuals who, as of the date of Effective Date, are members of the Company's Board. If the election, or nomination for election by the Company's stockholders, of any new Director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered to be a member of the Incumbent Board in the future.

"Options" means all options to purchase shares of Company common stock granted to Executive during the term of this Agreement and all options to purchase shares of Company common stock granted to Executive during the term of the Previous Employment Agreement.

"Person" means an individual, corporation, partnership, association, trust or any other entity or organization.

"Previous Employment Agreement" has the meaning accorded such term in the introductory paragraph of this Agreement.

"Qualifying Event" has the meaning accorded such term in Section 3.01.

"Separation Benefits" has the meaning accorded such term in Section 3.04.

"Severance Benefits" has the meaning accorded such term in Section 3.03.

"Subsidiary" of any Person means any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

"Target Bonus Opportunity" means, for any given year, the amount set by the Board pursuant to Section 2.02 of this Agreement as the target bonus opportunity for the Executive.

      IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement, to be effective as of the date and year first written above.

                                    AMIS HOLDINGS, INC.

                                    By: /s/ JAMES URRY
                                            James Urry
                                            Chairman, Compensation Committee
                                            of the Board of Directors

                                    By: /s/ CHRISTINE KING
                                            Christine King